UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2014

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Cheryl K. Beebe, formerly Executive Vice President and Chief Financial Officer of Ingredion Incorporated (the “Company”), retired as an employee of the Company on February 8, 2013.

On March 7, 2014, the Company and Ms. Beebe entered into a Confidentiality and Non-Compete Agreement under which Ms. Beebe agreed not to compete with the Company with respect to starch, sweetener or other products produced or marketed by the Company and its subsidiaries or that could be used as a substitute for such products for a one-year period ending February 8, 2015 (the “Non-Compete Term”), to not solicit or recruit employees of the Company or any of its subsidiaries during the Non-Compete Term, and to not disclose confidential information of the Company and its subsidiaries during the five-year period ending February 8, 2019.   In consideration of these restrictive covenants Ms. Beebe will receive from the Company a payment of $524,160.00 on August 31, 2014 and payments totaling $524,160.00 in six equal installments, payable after the completion of each month within five (5) business days after month end, with the first such payment due on or before October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: March 12, 2014	By:	/s/ Jack C. Fortnum
Jack C. Fortnum,
Executive Vice President and Chief Financial Officer